Exhibit 99.1

NEWS RELEASE

Contacts:             Bob Halliday

Chief Financial Officer

978.282.7597

bob.halliday@vsea.com

or

Mary Wright

Director, Financial Communications

978.282.5859

mary.wright@vsea.com

Varian Semiconductor Equipment Associates Revises Outlook

for Fiscal 2004 First Quarter

GLOUCESTER, MA, January 6, 2004—Varian Semiconductor Equipment Associates, Inc. (Nasdaq: VSEA) today announced its revised outlook for the Company’s anticipated results for its fiscal 2004 first quarter ending January 2, 2004.

Due to customer demand for earlier deliveries, the Company now expects revenue for the quarter to be approximately $100 million, up from previously anticipated revenue of $83 to $93 million. Diluted earnings per share is anticipated to be approximately $0.11, up from previously anticipated diluted earnings per share of $0.00 to $0.08.

Richard A. Aurelio, chairman and chief executive officer, explained the change in the outlook by saying, “Our continued efforts to shorten cycle times have provided us with the ability to meet accelerated shipment requests from our customers.”

The Company will release earnings for its fiscal 2004 first quarter after the close of the market on January 29, 2004. Management will host a conference call to discuss the results and outlook at approximately 5:00 p.m. eastern time that day. Access to the call is available through the investor relations page on the Company’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

– more –

VSEA Revises FY 2004 Q1 Outlook	Page 2	January 6, 2004

About Varian Semiconductor

Varian Semiconductor Equipment Associates, Inc. is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The Company is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in the Company’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, the Company’s guidance for first quarter fiscal 2004 revenue, gross margin and earnings per share, market share, market acceptance, business activity, competitive position, productivity advantages, investment in research and development, and technological improvements and benefits, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; the Company’s dependence on a small number of customers; the Company’s ability to manage factory operations and efficiently use resources; fluctuations in the Company’s quarterly operating results; the Company’s transition to new products; uncertain protection of the Company’s patent and other proprietary rights; concentration in the Company’s customer base and lengthy sales cycles; the Company’s reliance on a limited group of suppliers; potential environmental liabilities; the Company’s dependence on certain key personnel; the Company’s limited operating history; and the risk of substantial indemnification obligations under the agreements governing the spin-off of the Company from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and in other reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of the forward-looking statements after the date of this release.

###